EX 99.28(h)(17)

Amendment to the

Curian Variable Series Trust

Transfer Agency Agreement

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”) and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011 (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to amend the following fund name (“Fund Name Change”):

Fund Name Change (effective March 1, 2012)

Curian/Invesco Balanced-Risk Commodities Fund to
Curian/Invesco Balanced-Risk Commodities Strategy Fund.

Now Therefore, the parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated March 1, 2012, attached hereto.

2.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed as of March 15, 2012, dated as of March 1, 2012.

Attest:	Curian Variable Series Trust

/s/ Kristen K. Leeman	By: /s/ Kelly L. Crosser
Kristen K. Leeman	Name: Kelly L. Crosser
Senior Paralegal	Title: Assistant Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Kristen K. Leeman	By: /s/ Mark D. Nerud
Kristen K. Leeman	Name: Mark D. Nerud
Senior Paralegal	Title: President and CEO

Exhibit A
March 1, 2012

Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

A-1